Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-157445, 333-175981, and 333-212840) and Form S-3 (No. 333-220519) of Encompass Health Corporation (formerly known as HealthSouth Corporation) of our report dated February 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 27, 2018